                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           METHODE ELECTRONICS, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           METHODE ELECTRONICS, INC.
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid: $125.00

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                           METHODE ELECTRONICS, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD SEPTEMBER 10, 1996

To the Stockholders of
METHODE ELECTRONICS, INC.

  Notice is hereby given that the annual meeting of stockholders of Methode Electronics, Inc., a Delaware corporation, will be held at the Arlington Park Hilton Conference Center, 3400 West Euclid Avenue, Arlington Heights, Illinois 60005 on Tuesday, September 10, 1996 at 3:30 p.m. for the following purposes:

  1. To elect a Board of Directors; and

  2. To transact such other business as may properly come before said meeting.

  Stockholders of record as of the close of business on August 1, 1996 will be entitled to vote at such annual meeting. Shares should be represented as fully as possible, since a majority is required to constitute a quorum.

  You are requested to mark, sign, date and mail the accompanying proxy in the enclosed, self-addressed, stamped envelope, whether or not you expect to attend the meeting in person. You may revoke your proxy for any reason at any time prior to the voting thereof, either by written revocation prior to the meeting or by appearing at the meeting and voting in person. Your cooperation is respectfully solicited.

                                          By order of the Board of Directors.

                                          WILLIAM J. McGINLEY
                                          Chairman

Chicago, Illinois
August 12, 1996

                           METHODE ELECTRONICS, INC.
                            7444 WEST WILSON AVENUE
                         CHICAGO, ILLINOIS 60656-4549
                                (708) 867-9600

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON SEPTEMBER 10, 1996

                                 INTRODUCTION

  The enclosed proxy is solicited on behalf of the Board of Directors of Methode Electronics, Inc. (the "Company"), in connection with the annual meeting of stockholders to be held on September 10, 1996 at 3:30 p.m., and any adjournment thereof (the "Annual Meeting"), at the Arlington Park Hilton Conference Center, 3400 West Euclid Avenue, Arlington Heights, Illinois 60005.

  The cost of proxy solicitation will be borne by the Company. In connection with the solicitation of proxies by the use of the mails, the Company has retained Morrow & Co., Inc. to solicit proxies on behalf of the Board of Directors for a fee estimated not to exceed $5,000 plus reasonable out-of-pocket expenses and disbursements. Morrow & Co., Inc. may solicit proxies from stockholders by mail, telephone, telex, telegraph or personal call. In addition, certain officers and other regular employees of the Company may devote part of their time (but will not be specifically compensated therefor) to solicitation by the same means. Proxies may be revoked at any time prior to the voting thereof. Revocation may be done prior to the Annual Meeting by written revocation sent to the Secretary of the Company, 7444 West Wilson Avenue, Chicago, Illinois 60656-4549; or it may be done personally upon oral or written request at the Annual Meeting; or it may be done by appearing at the Annual Meeting and voting in person.

  This proxy statement was first mailed or delivered to stockholders on or about August 12, 1996.

                  RECORD DATE; VOTING SECURITIES OUTSTANDING

  The close of business on August 1, 1996 is the record date for determining the holders of securities of the Company entitled to notice of and to vote at the Annual Meeting.

  As of July 15, 1996, the Company had outstanding voting securities consisting of 34,105,330 shares of Class A Common Stock, par value $0.50 per share ("Class A Common Stock") and 1,229,794 shares of Class B Common Stock par value $0.50 per share ("Class B Common Stock"). The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of both Class A and Class B Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. With respect to the election of directors, the affirmative vote of the holders of a majority of the outstanding Class A Common Stock present in person or by proxy, will elect three Class A Directors, each Class A share having one vote; the affirmative vote of the holders of a majority of the outstanding Class B Common Stock present in person or by proxy, will elect six Class B Directors, each Class B share having one vote. On all matters except the election of the directors and where otherwise required by law or the Company's Certificate of Incorporation, the holders of Class A Common Stock are entitled to one-tenth of a vote per share and the holders of Class B Common Stock are entitled to one vote per share. A broker non-vote is not counted in determining voting results. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote "AGAINST" the matter.

                              SECURITY OWNERSHIP

  The following table sets forth, with respect to the Company's voting securities, all persons known to be the beneficial owners of more than five percent of the Company's voting securities as of July 15, 1996.

                                                  NUMBER OF SHARES
   NAME AND ADDRESS                 TITLE OF        AND NATURE OF      PERCENT
   OF BENEFICIAL OWNER               CLASS     BENEFICIAL OWNERSHIP(1) OF CLASS
   -------------------            ------------ ----------------------- --------
   William J. McGinley..........  Common Stock
    7444 West Wilson Ave.         Class A               618,807(2)       1.6%
    Chicago, Illinois 60656-4549  Class B               890,902(2)      71.4%
   Methode Electronics, Inc.....  Common Stock
    Employee Stock Ownership      Class A             3,333,027(3)       9.8%
    Trust
    CTC Illinois Trust Company    Class B                72,378(3)       5.9%
    209 W. Jackson Blvd.
    Chicago, Illinois 60606
   Fidelity Funds...............  Common Stock
    82 Devonshire Street          Class A             2,411,750(4)       7.1%
    Boston, Massachusetts 02109
   The Prudential Insurance       Common Stock
    Company of America..........
    Prudential Plaza              Class A             2,617,600(4)       7.7%
    Newark, New Jersey 07102

- --------
(1) Beneficial ownership arises from sole voting and investment power unless otherwise indicated by footnote.
(2) Includes 123,905 shares of Class A and 7,638 shares of Class B Common Stock held by the Employee Stock Ownership Trust under which Mr. W. McGinley has sole voting power and, prior to distribution under the terms of the Trust, no investment power. Also includes 67,292 shares of Class A Common Stock granted but not yet vested pursuant to the Incentive Stock Award Plan as to which he has sole voting power.
(3) Beneficial ownership is disclaimed due to restrictions on the trustee's voting and investment power with respect to these shares. Includes 123,905 shares and 7,638 shares of Class A and Class B Common Stock, respectively, held for the account of Mr. W. McGinley.
(4) Based solely upon a Schedule 13D provided to the Company.

  The following table sets forth information regarding the Class A and Class B Common Stock of the Company beneficially owned as of July 15, 1996 by: (i) each Director and nominee of the Company; (ii) each of the Named Executives identified in the Summary Compensation Table under "Executive Compensation"; and (iii) all Directors and executive officers of the Company as a group.

                                                   NUMBER OF SHARES
                                     TITLE OF        AND NATURE OF      PERCENT
   BENEFICIAL OWNER                   CLASS     BENEFICIAL OWNERSHIP(1) OF CLASS
   ----------------                ------------ ----------------------- --------
   William J. McGinley(2)......... Common Stock
                                   Class A              618,807(3)         1.6%
                                   Class B              890,902(3)        71.4%
   William T. Jensen.............. Common Stock
                                   Class A              510,111(4)         1.5%
                                   Class B               27,333(4)         2.2%
   George C. Wright............... Common Stock
                                   Class A               72,169(5)          .2%
                                   Class B                5,040(5)          .4%
   Raymond J. Roberts............. Common Stock
                                   Class A               98,200             .3%
                                   Class B                6,200             .5%

                                                  NUMBER OF SHARES
                                    TITLE OF        AND NATURE OF      PERCENT
   BENEFICIAL OWNER                  CLASS     BENEFICIAL OWNERSHIP(1) OF CLASS
   ----------------               ------------ ----------------------- --------
   William C. Croft.............. Common Stock
                                  Class A                97,220            .3%
                                  Class B                 2,020            .2%
   Michael G. Andre.............. Common Stock
                                  Class A               176,752(6)         .5%
                                  Class B                 3,800(6)         .3%
   Kevin J. Hayes................ Common Stock
                                  Class A               144,086(7)         .4%
                                  Class B                 3,368(7)         .3%
   James W. McGinley(2).......... Common Stock
                                  Class A                66,438(8)         .2%
                                  Class B                    21(8)        --
   James W. Ashley, Jr. ......... Common Stock
                                  Class A                     0           --
                                  Class B                     0           --
   All Directors and Executive
    Officers as a Group
    (9 individuals).............. Common Stock
                                  Class A             1,715,910(9)        5.0%
                                  Class B               938,484(9)       75.9%

- --------
(1) Beneficial ownership arises from sole voting and investment power unless otherwise indicated by footnote.
(2) Mr. William J. McGinley is the father of Mr. James W. McGinley.
(3) See Note 2 on page 2 hereof regarding nature of stock ownership set forth above.
(4) Includes 2,200 and 200 shares of Class A and Class B Common Stock, respectively, owned in joint tenancy with his mother for which voting and investment powers are shared and with respect to which beneficial ownership is disclaimed. Includes 108,547 and 5,981 shares of Class A and Class B Common Stock, respectively, held by the Employee Stock Ownership Trust for which Mr. Jensen has sole voting power and, prior to distribution under the terms of the Trust, no investment power. Also includes 57,075 shares of Class A Common Stock granted but not yet vested pursuant to the Incentive Stock Award Plan as to which he has sole voting power.
(5) All these shares are held in a living trust jointly with his wife.
(6) Includes 73,108 and 3,800 shares of Class A and Class B Common Stock, respectively, held by the Employee Stock Ownership Trust for which Mr. Andre has sole voting power and, prior to distribution under the terms of the Trust, no investment power. Also includes 11,402 shares of Class A Common Stock granted but not yet vested pursuant to the Incentive Stock Award Plan as to which he has sole voting power.
(7) Includes 60,637 and 3,146 shares of Class A and Class B Common Stock, respectively, held by the Employee Stock Ownership Trust for which Mr. Hayes has sole voting power and, prior to distribution under the terms of the Trust, no investment power. Also includes 26,917 shares of Class A Common Stock granted but not yet vested pursuant to the Incentive Stock Award Plan as to which he has sole voting power.
(8) Includes 7,165 and 21 shares of Class A and Class B Common Stock, respectively, held by the Employee Stock Ownership Trust for which Mr. J. McGinley has sole voting power and, prior to distribution under the terms of the Trust, no investment power. Also includes 13,463 shares of Class A Common Stock granted but not yet vested pursuant to the Incentive Stock Award Plan as to which he has sole voting power.
(9) Includes 373,362 shares of Class A and 20,586 shares of Class B Common Stock allocated to executive officers under the Employee Stock Ownership Trust; 176,149 shares of Class A Common Stock granted to the executive officers pursuant to the Incentive Stock Award Plan; and 74,369 and 5,240 shares of Class A and Class B Common Stock, respectively, with respect to which voting and investment powers are shared.

                         COMPLIANCE WITH SECTION 16(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

  Under the securities laws of the United States, the Company's Directors, its executive officers, and any persons holding more than 10% of the Company's Class A or Class B Common Stock are required to report their initial ownership of the Company's Class A or Class B Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by the required dates during its fiscal year ended April 30, 1996. All of these filing requirements were satisfied, except that Mr. William J. McGinley, Chairman of the Company, filed two late reports covering four charitable contributions and two mandatory minimum distributions from the Employee Stock Ownership Trust. In making these disclosures, the Company has relied solely on written representations of its Directors and executive officers and copies of the reports that they have filed with the Commission.

                             ELECTION OF DIRECTORS

  A Board of nine (9) Directors is to be elected, and each Director will hold office until the next succeeding annual meeting of stockholders and until his successor is elected and shall qualify. It is intended that the persons named in the first portion of the following list will be elected by holders of the Class A Common Stock and the persons named in the second portion will be elected by holders of the Class B Common Stock. The shares represented by the proxies given pursuant to this solicitation will be voted for the following nominees unless votes are withheld in accordance with the instructions contained in the proxy: Directors to be elected by Class A Common Stockholders are Michael G. Andre, William C. Croft and James W. Ashley, Jr.; Directors to be elected by Class B Common Stockholders are William J. McGinley, William T. Jensen, Kevin J. Hayes, George C. Wright, Raymond J. Roberts and James W. McGinley. If any of said nominees is not a candidate for election as a Director at the Annual Meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee or nominees appointed by the Board of Directors. Any such action will be consistent with the right of the Class A Common Stockholders to elect a minimum of 25% of the Directors.

INFORMATION CONCERNING NOMINEES:

                             DIRECTOR               PRINCIPAL OCCUPATION FOR
NAME                     AGE  SINCE           LAST 5 YEARS AND OTHER DIRECTORSHIPS
- ----                     --- -------- ----------------------------------------------------
                  DIRECTORS TO BE ELECTED BY CLASS A COMMON STOCKHOLDERS
Michael G. Andre........  56   1984   Senior Executive Vice President of the Company since
                                       December 1994. Prior thereto, he was Executive Vice
                                       President of Interconnect Products since 1984 and
                                       Vice President of Interconnect Products since 1978.
William C. Croft........  78   1975   Chairman of the Board, Clements National Company (a
                                       manufacturer of electrical equipment) since 1977.
                                       Also a director of Mercury Finance Co.
James W. Ashley, Jr.....  46   1995   Secretary of the Company since 1995. James W.
                                       Ashley, Jr., P.C., partner, Keck, Mahin & Cate (a
                                       law firm retained as counsel to the Company).
                  DIRECTORS TO BE ELECTED BY CLASS B COMMON STOCKHOLDERS
William J. McGinley.....  73   1946   Chairman. Prior thereto, he was President of the
                                       Company since 1946. William J. McGinley is the
                                       father of James W. McGinley.

                             DIRECTOR               PRINCIPAL OCCUPATION FOR
NAME                     AGE  SINCE           LAST 5 YEARS AND OTHER DIRECTORSHIPS
- ----                     --- -------- ----------------------------------------------------
William T. Jensen.......  69   1959   President of the Company. Prior thereto, he was
                                       Senior Executive Vice President of the Company
                                       since 1952.
Kevin J. Hayes..........  55   1984   Chief Financial Officer since 1996 and Assistant
                                       Secretary since 1995. Prior thereto, Vice President
                                       and Treasurer of the Company since 1974.
George C. Wright........  73   1968   President of Piedmont Co. Inc. (distributor of
                                       marine products).
Raymond J. Roberts......  67   1972   Secretary-Treasurer Coilcraft, Inc. (a manufacturer
                                       of coils and transformers).
James W. McGinley.......  41   1993   President since December 1994 and prior thereto
                                       Executive Vice President since June 1993 of Optical
                                       Interconnect Products. Prior thereto, he was
                                       General Manager of Connector Products from November
                                       1984 to January 1989, and Vice President, Corporate
                                       Sales and Marketing from January 1989 to June 1993.
                                       James W. McGinley is the son of William J.
                                       McGinley.

  The Board of Directors of the Company has standing Audit and Compensation Committees. The Board does not have a standing Nominating Committee.

  The Audit Committee held two meetings during the last fiscal year. The functions performed by the Committee are to meet with and review the results of the audit of the Company performed by independent public accountants and to recommend the selection of independent public accountants. Directors Raymond
J. Roberts and George C. Wright are members of the Committee.

  The Compensation Committee held one meeting during the last fiscal year. The functions performed by the Committee are to review salaries and bonuses of all officers and key management personnel and the overall administration of the Company's compensation program. Directors William J. McGinley, Raymond J. Roberts and William C. Croft are members of the Committee.

  The Board of Directors of the Company held four meetings during the last fiscal year. No director attended less than 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings held by the respective committees on which he served.

                            EXECUTIVE COMPENSATION

  The Summary Compensation Table below includes, for each of the fiscal years ended April 30, 1996, 1995 and 1994, individual compensation paid for services to the Company and its subsidiaries to: (i) the Chief Executive Officer and
(ii) the four other most highly compensated executive officers of the Company (collectively, the "Named Executives").

                          SUMMARY COMPENSATION TABLE

                                ANNUAL COMPENSATION    LONG TERM COMPENSATION
                              ----------------------- ------------------------
                                                           AWARDS      PAYOUTS
                                                      ---------------- -------
                                                      RESTRICTED STOCK  LTIP    ALL OTHER
NAME AND PRINCIPAL                                        AWARD(S)     PAYOUTS COMPENSATION
POSITION                 YEAR SALARY ($)   BONUS ($)     ($)(1)(2)     ($)(3)     ($)(4)
- ------------------       ---- ----------- ----------- ---------------- ------- ------------
William J. McGinley..... 1996 261,860(5)  799,286(6)      518,404      237,984     3,326
 Chairman                1995 251,700(5)  741,345(6)      412,511      179,422     3,904
                         1994 239,768(5)  701,568(6)      341,539      179,708     6,310
William T. Jensen....... 1996 250,720(5)  489,379(7)      367,238      247,575     5,483
 President               1995 240,860(5)  506,874(7)      400,304      182,730     5,857
                         1994 228,608(5)  502,229(7)      391,162      141,951     8,078
Michael G. Andre........ 1996 186,400(5)  230,866(8)       88,017       54,301     6,923
 Senior Executive Vice   1995 180,720(5)  200,543(8)       69,786       40,572     8,895
 President               1994 172,696(5)  168,625(8)       43,277          -0-    11,270
Kevin J. Hayes.......... 1996 127,620(9)  259,715(10)     207,362       95,193     8,945
 Chief Financial Officer 1995 122,796(9)  236,537(10)     165,004       71,769    10,725
 and Assistant Secretary 1994 117,228(9)  220,627(10)     136,616       71,882    12,927
James W. McGinley....... 1996 107,920(11)  65,005         103,681       28,559     3,326
 President Optical
  Inter-                 1995 101,180(11)  55,155          82,502       21,531     3,904
 connect Products        1994  85,992(11)  36,188          68,308       21,565     3,687

- --------
 (1) All restricted stock is valued at the closing price of the Class A shares on the date of grant. On April 30, 1996, Mr. W. McGinley held 67,897 restricted shares having a value of $754,050; Mr. Jensen held 71,490 restricted shares having a value of $791,466; Mr. Andre held 10,124 restricted shares having a value of $113,063; Mr. Hayes held 27,157 restricted shares having a value of $301,620; and Mr. J. McGinley held 13,583 restricted shares having a value of $150,810. Dividends are paid on restricted stock awards at the same rate as paid to all stockholders.
 (2) Restricted stock awarded under the Company's Incentive Stock Award Plan (the "Plan"), vests as of the earliest to occur of (i) the first day of the third Plan year following the year with respect to which the award was made; (ii) retirement at or after age 65; (iii) termination on account of disability; or (iv) death, if termination of employment has not occurred before the executive's death. As Messrs. W. McGinley and Jensen have reached 65 years of age, if either were to retire, 67,897 and 71,490 shares, respectively, would immediately vest.
 (3) Long-Term Incentive Plan ("LTIP") payouts represent amounts paid pursuant to the Company's Longevity Contingent Bonus Program. See "Long-Term Incentive Plans-Awards in Last Fiscal Year" and "Board Compensation Committee Report on Executive Compensation-Long-Term Incentive" below for a description of the Longevity Contingent Bonus Program.
 (4) The figures in this column include amounts allocated under the Methode Employee Stock Ownership Plan ("ESOP") and, with respect to Messrs. Jensen, Andre and Hayes, above-market accrued interest and matching amounts under the Capital Accumulation Program ("CAP"). Pursuant to the ESOP, Mr. J. McGinley had $3,326, $3,904 and $3,687 allocated to his account in 1996, 1995 and 1994, respectively and the following amounts were allocated to the accounts of each of the remaining Named Executives in 1996, 1995 and 1994, respectively: $3,326, $3,904 and $6,310. Pursuant to the CAP adopted in 1986, in 1996, 1995 and 1994, respectively, the following Named Executives were provided with the matching amounts and the amounts of accrued interest in excess of 120% of the applicable federal long-term rate at the time the CAP was established as follows:
     Mr. Jensen, $2,157, $1,953 and $1,768; Mr. Andre, $3,597, $4,991 and
     $4,960; and Mr. Hayes, $5,619, $6,821 and $6,617. Payment of such matching amounts and interest is contingent upon satisfaction of certain terms of the CAP. Messrs. W. and J. McGinley elected not to participate in the CAP.

 (5) Includes a cash car allowance of $7,800.
 (6) Includes a cash bonus of $399,286, $341,345 and $301,568 in 1996, 1995 and 1994, respectively, and a $400,000 payment in 1996, 1995 and 1994 pursuant to the Supplemental Executive Benefit Plan.
 (7) Includes a cash bonus of $289,379, $306,874 and $302,229 in 1996, 1995 and 1994, respectively, and a $200,000 payment in 1996, 1995 and 1994 pursuant to the Supplemental Executive Benefit Plan.
 (8) Includes a cash bonus of $130,866, $100,543 and $68,625 in 1996, 1995 and
     1994, respectively, and a $100,000 payment in 1996, 1995 and 1994, pursuant to the Supplemental Executive Benefit Plan.
 (9) Includes a cash car allowance of $6,660.
(10) Includes a cash bonus of $159,715, $136,537 and $120,627 in 1996, 1995 and 1994, respectively, and a $100,000 payment in 1996, 1995 and 1994, pursuant to the Supplemental Executive Benefit Plan.
(11) Includes a cash car allowance of $3,900.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

          Estimated Future Payouts Under Non-Stock Price Based Plans

                                       PERFORMANCE OR
                                        OTHER PERIOD
                                      UNTIL MATURATION THRESHOLD TARGET  MAXIMUM
NAME                                     OR PAYOUT        ($)      ($)     ($)
- ----                                  ---------------- --------- ------- -------
W. McGinley..........................     3 years       399,286  399,286 399,286
Jensen...............................     3 years       289,379  289,379 289,379
Andre................................     3 years       130,866  130,866 130,866
Hayes................................     3 years       159,715  159,715 159,715
J. McGinley..........................     3 years        65,005   65,005  65,005

  The Company has a Longevity Contingent Bonus Program which covers certain officers and key management personnel. The longevity compensation amount is equal to the current bonus received by an eligible employee for a given quarter, and is earned and payable three years after the current quarter only if the eligible employee is still an employee of the Company and his employment performance is satisfactory. If for any reason other than death, disability or retirement the officer or key employee terminates his employment with the Company during the three-year period or his employment performance is not satisfactory, no longevity compensation is payable under this program.

DIRECTOR COMPENSATION

  The Company has a standard arrangement whereby directors who are not officers and employees of the Company are each compensated at the rate of $2,000 quarterly plus an attendance fee of $500 for each meeting of the Board of Directors at which they are present. Directors who are members of the Compensation or Audit Committees receive an additional $500 for each committee meeting attended. Each director who is not paid as an officer or employee of the Company participates in the Incentive Stock Award Plan for Non-Employee Directors which was approved by stockholders in 1988. The Plan provides that non-employee directors who have been such for at least twelve consecutive months will receive shares of Class A Common Stock equal to five one-hundredths of one percent of pre-tax earnings of the Company before extraordinary items of gain or loss for the fiscal year or 3,000 shares, whichever is greater, such shares to vest immediately upon the date of grant. Five one-hundredths of one percent of the applicable earnings of the Company for the fiscal year ended April 30, 1996 was $25,920. According to the formula, each non-employee director of the Company who has been a director for at least twelve consecutive months, at present consisting of William C. Croft, Raymond J. Roberts, and George C. Wright, received 3,000 shares. No shares are awarded if the Company does not have pre-tax earnings. Directors who are also officers and employees of the Company are not paid for their services as directors or for attendance at meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  William J. McGinley, who is Chairman and a director of the Company, is on the Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's compensation philosophy is comprised of several elements designed to retain key management personnel, reward performance, reward dedication and historical service to the Company, and to relate executive pay to long-term Company performance. These elements consist of a base salary, bonus compensation, incentive awards directly relating pay to performance, and long-term incentive awards designed to align executive interests with stockholder interests.

 Base Salary

  The base salaries of the Company's executive officers have remained relatively flat, with small increases to reflect inflation. Base salaries, including that of founder William J. McGinley, were originally set by Mr. W. McGinley. Over the years, the Compensation Committee of the Board has reviewed the founder's recommendations as to the salaries of the Company's officers and key management personnel. Although base salaries have not been high relative to other companies of comparable size, the bonus has been a key tool for rewarding performance.

 Bonus Compensation

  Bonus amounts paid to the Named Executives are comprised of two elements:
(i) a quarterly cash bonus; and (ii), with respect to Messrs. W. McGinley, Jensen, Andre and Hayes, the Supplemental Executive Benefit Plan (the "SEBP").

  Cash bonuses for all officers and managerial personnel are determined pursuant to a bonus plan reviewed from time to time by the Compensation Committee. Pursuant to the bonus plan, bonus amounts are calculated according to a formula which assigns certain percentages to different levels of pre-tax profits.

  The SEBP recognizes the dedication and contributions made by certain of the Named Executives and such other persons as determined by the Compensation Committee during their past years of service to the Company. In recognition of the more than 40 years of service of Messrs. McGinley and Jensen, the SEBP provides that on an annual basis over a 10-year period commencing with fiscal 1992, Messrs. McGinley and Jensen will each receive an amount equal to $10,000 and $5,000, respectively, for each year of past service up to 40 years. In recognition of the past years of service of Messrs. Andre and Hayes, the SEBP provides that on an annual basis over a 10-year period commencing with fiscal 1992, Messrs. Andre and Hayes will each receive an amount equal to $5,000 and $5,263 respectively, for each year of past service up to 20 years. No benefits may be paid under the SEBP in any fiscal year in which the Company has a net loss, nor may benefits be paid in an amount in excess of 20% of pre-tax income (income before federal and state income taxes and before extraordinary income and losses) in any year. To the extent that benefits due are postponed because of a loss or insufficient earnings, they are to be paid in subsequent years when earnings are sufficient. Reductions in benefits shall be allocated pro rata to the participants and no interest is to be paid on deferred amounts.

  Pursuant to the SEBP, Mr. McGinley received a $400,000 payment in fiscal
1996.

 Incentive Award

  The Company's Incentive Stock Award Plan (the "Incentive Plan") is administered by Directors Roberts and Croft (the "Committee") who are not eligible to receive awards under the Incentive Plan. The Committee determines which individuals shall participate in the Incentive Plan in any given year, which profit centers will be the basis for each participant's award, the earnings for each profit center and the number of shares of Class A

Common Stock to be awarded to each participant. The number of shares awarded to any participant in any given year is determined by the Committee and historically has been determined by dividing one percent of the pre-tax earnings of the applicable profit center for that year by the fair market value of the Company's Class A Common Stock on the first business day of the subsequent Incentive Plan year. Shares awarded to a participant under the Incentive Plan vest on the first day of the third Incentive Plan year following the year the award was made, or earlier upon retirement after age 65 or termination of employment on account of death or disability.

 Long-Term Incentive

  The Company has instituted several plans which are designed to provide long-term incentives for executives by relating executive compensation to Company performance over time as well as by rewarding continued service to the Company. The Company's Longevity Contingent Bonus Program (the "Bonus Program") awards officers and key management personnel a matching bonus (equal to the amount of the current quarterly bonus) which will be considered as earned and payable in three years provided that the participant is still employed by the Company at that time and performance has been satisfactory. If, for any reason, other than death, disability, or retirement, the officer or key employee terminates his employment with the Company during the three-year period, or his employment performance is not satisfactory, no longevity compensation is payable under this program.

  Mr. McGinley's total quarterly bonus awards in 1996 were $399,286. He is therefore eligible to receive payments totalling $399,286 in 1999.

  The Company also instituted a Capital Accumulation Program (the "CAP") under which, from calendar years 1986 to 1989, the Company matched the amount of compensation deferred by any executive or director on a dollar-for-dollar basis, with a limit of $5,000 in any given year. If a participant retires at age 55 and has been a participant in the CAP for ten years, then that individual is eligible to receive payments with an annual yield of not less than ten percent on the deferred amount, plus the matching amount. If the participant retires at age 55 and has been a participant in the CAP between five and nine years, he is eligible to receive the deferred amount plus interest, plus between fifty to ninety percent of the matching amount plus interest. If the participant resigns or retires before age 55 with at least four years participation in the CAP, he is eligible to receive the deferred amount with interest although he is not eligible to receive the matching amount. In the event that an individual is discharged for cause, he is able to receive the deferred amount without interest or the matching amount.

  Mr. McGinley did not participate in the CAP.

  The Company's Employee Stock Ownership Plan (the "ESOP") provides additional long-term incentive to employees. The Company contributes, either in cash or Company securities, to a trust established for the benefit of its employees. Employees may not make contributions. The primary purpose of the ESOP is to enable the Company's employees to earn a proprietary interest in the Company thereby aligning employee interests with those of the stockholders. If cash is contributed to the ESOP, the cash is used, to the extent practicable, to purchase Company securities. Any employee who completes 1,000 hours of service in a twelve month period is eligible to participate in the ESOP. The Company's contributions to the ESOP are allocated to the accounts of participants in the same proportion as each participant's compensation bears to the aggregate compensation of all participants. In compliance with applicable law, the ESOP provides for gradual vesting of 20% after two years through 100% after seven years. The ESOP further provides that an employee's account will fully vest upon termination of employment due to retirement, disability or death, or resignation or dismissal after seven years of service. The vested portion of an employee's account is to be distributed upon retirement, disability, termination or death.

  During 1993, the Internal Revenue Code of 1986 (the "Code") was amended to include a provision which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (defined as the CEO and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which constitutes "performance-based compensation" is excludable in applying the $1 million limit. It is the Company's policy to qualify compensation paid to its top executives, in a manner consistent with the Company's compensation policies, for deductibility under the new law in order to maximize the Company's income tax deductions.

                            COMPENSATION COMMITTEE

                              William J. McGinley
                              Raymond J. Roberts
                               William C. Croft

                               PERFORMANCE GRAPH

  The following graph sets forth a five-year comparison of the cumulative total returns for: (i) the Class A Common Stock of the Company, (ii) the Class B Common Stock of the Company, (iii) the CRSP Index for the Nasdaq Stock Market, and (iv) the CRSP Index for the Nasdaq Electronics Components Stocks. All returns were calculated assuming dividend reinvestment on a quarterly basis.

                            COMPARISON OF FIVE YEAR
                           CUMULATIVE TOTAL RETURNS

                       [PERFORMANCE GRAPH APPEARS HERE]

                            1991    1992    1993    1994    1995    1996
                            ----    ----    ----    ----    ----    ----
Methode Class A...........  $100    $159    $272    $382    $421    $620
Methode Class B...........   100     159     320     376     400     568
NASDAQ (U.S.).............   100     121     139     155     180     257
NASDAQ Elect. Comp. ......   100     113     169     227     359     479

                                 OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors of the Company has selected Ernst & Young LLP to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending April 30, 1997. Ernst & Young has served the Company in this capacity since 1966. Representatives of Ernst & Young are expected to be present at the Annual Meeting to be held on September 10, 1996 and will have the opportunity to make a statement if they so desire. These representatives are also expected to be available to respond to appropriate questions of stockholders.

STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to, and to be represented at, the Annual Meeting of the Company to be held in 1997 must be received by the Company on or before April 11, 1997.

SEC FORM 10-K

  A copy of the Company's annual report to the Securities and Exchange Commission will be provided to stockholders without charge upon written request directed to William T. Jensen, President, Methode Electronics, Inc., 7444 West Wilson Avenue, Chicago, Illinois 60656-4549.

OTHER BUSINESS

  The Board of Directors knows of no other business that will be presented at the Annual Meeting. Should any other business come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy form to vote in accordance with their best judgment.

                                          By order of the Board of Directors

                                          WILLIAM J. McGINLEY
                                          Chairman

Chicago, Illinois
August 12, 1996

PROXY CARD                 METHODE ELECTRONICS, INC
                             CLASS A COMMON STOCK
              Annual Meeting of Stockholders, September 10, 1996


     The undersigned stockholder of Methode Electronics, Inc. does hereby acknowledge receipt of Notice of said Annual Meeting and accompanying Proxy Statement and constitutes and appoints William J. McGinley, William T. Jensen and James W. Ashley, Jr., or any one or more of them, with full powers of substitution and revocation, to be the attorneys and proxies to vote all shares of Class A Common Stock of Methode Electronics, Inc. which the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of said Corporation to be held on Tuesday, September 10, 1996 at 3:30 p.m. Chicago time at the Arlington Park Hilton Conference Center, 3400 West Euclid Avenue, Arlington Heights, Illinois 60005, and at any adjournments thereof:


                        (PLEASE SIGN ON THE OTHER SIGN)




                            .FOLD AND DETACH HERE.

THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND IN THE ABSENCE OF SUCH INSTRUCTIONS SHALL BE VOTED FOR ITEM 1. If other business is presented at said meeting, this proxy shall be voted in accordance with the best judgment of the persons named as proxies on reverse side.

Please mark your votes as indicated in this example [X]


- --------------------------------------------------------------------------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
- --------------------------------------------------------------------------------
1. The election of Michael G. Andre, William C. Croft and James W. Ashley, Jr.
   as Class A directors.

   FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITTEN BY THE UNDERSIGNED IN THE SPACE PROVIDED [_]

   WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES [_]

   -------------------------------------------------------

- --------------------------------------------------------------------------------

                                       I plan to attend the meeting [_]

                                  Any proxy heretofore given by the undersigned to vote at said Annual Meeting is hereby revoked.

                                  You are urged to mark, sign and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.

                                  Date _________________________________, 1996
                                  ____________________________________________
                                  ____________________________________________

                                  When signing the proxy, please date it and take care to have the signature conform to the stockholder's name as it appears on this side of the proxy. If share are registered in the names of two or more persons, each should sign. Executors, administrators, trustees and guardians should so indicate when signing.

                                      DO NOT FOLD OR PERFORATE THIS CARD


                            .FOLD AND DETACH HERE.

PROXY CARD                 METHODE ELECTRONICS, INC.
                             CLASS B COMMON STOCK
              Annual Meeting of Stockholders, September 10, 1996


     The undersigned stockholder of Methode Electronics, Inc. does hereby acknowledge receipt of Notice of said Annual Meeting and accompanying Proxy Statement and constitutes and appoints William J. McGinley, William T. Jensen and James W. Ashley, Jr., or any one or more of them, with full powers of substitution and revocation, to be the attorneys and proxies to vote all shares of Class B Common Stock of Methode Electronics, Inc. which the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of said Corporation to be held on Tuesday, September 10, 1996 at 3:30 p.m. Chicago time at the Arlington Park Hilton Conference Center, 3400 West Euclid Avenue, Arlington Heights, Illinois 60005, and at any adjournments thereof:


                        (PLEASE SIGN ON THE OTHER SIDE}



                            .FOLD AND DETACH HERE.

THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND IN THE ABSENCE OF SUCH INSTRUCTIONS SHALL BE VOTED FOR ITEM 1. If other business is presented at said meeting, this proxy shall be voted in accordance with the best judgment of the persons named as proxies on reverse side.

Please mark your votes as indicated in this example [X]


- --------------------------------------------------------------------------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
- --------------------------------------------------------------------------------
1. The election of William J. McGinley, William T. Jensen, Kevin J. Hayes,
   George C. Wright, Raymond J. Roberts and James W. McGinley as Class B directors.

   FOR ALL NOMINEES EXCEPT NOMINEES(S) WRITTEN BY THE UNDERSIGNED IN THE SPACE PROVIDED [_]

   WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES [_]

   --------------------------------------------------------

- --------------------------------------------------------------------------------

                                       I plan to attend the meeting [_]

                                  Any proxy heretofore given by the undersigned to vote at said Annual Meeting is hereby revoked.

                                  You are urged to mark, sign and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.

                                  Date _________________________________, 1996
                                  ____________________________________________
                                  ____________________________________________

                                  When signing the proxy, please date it and take care to have the signature conform to the stockholder's name as it appears on this side of the proxy. If share are registered in the names of two or more persons, each should sign. Executors, administrators, trustees and guardians should so indicate when signing.

                                      DO NOT FOLD OR PERFORATE THIS CARD

                            .FOLD AND DETACH HERE.